Exhibit 10.3

Performance Incentive Plan for Senior Executives

Del Monte Fresh Produce

2004

I.	Overview

The Company recognizes the need to develop a performance incentive program to reward its top executives. Such performance incentive program is designed to support the business goals of the Company. It is important to note that it is not designed to reward key executives for performing their current responsibilities nor is it designed to reward them for their effective management of their current accountabilities. It is purely designed to reward them for incremental contributions to the Company’s current state based on their respective areas of responsibilities and accountabilities.

II.	Objectives

Following are the objectives of this program:

1.	To identify the key executives who will be covered by this program by setting up a selection criteria.

2.	To set up the factors to be considered in evaluating each key executives’ contribution to the Company.

3.	To set up the different weights and corresponding reward for each performance factors identified.

III.	Eligibility – Selection Criteria

It is necessary to develop an eligibility or selection criteria so the program is not viewed as discriminatory, that it is fair and equitable to the entire organization.

Following are eligibility requirements:

1.	Key executive is a direct report of the President & Chief Operating Officer.

2.	Key executive has a position title of Sr. Vice President or Executive Vice President.

3.	Key executive must have accountability and responsibility for a major business or function of the Company on a global or regional basis.

4.	Key executive must sign a non-compete agreement with a term of 12 months.

5.	Key executive must be an active employee at time of payment. No pro-rata payment will be made.

IV.	Performance Factors

The performance factors must be based on strategic objectives of the Company. Sample performance factors are as follows:

•	For Business Executives

Profitability (Return on Investment on new business acquisitions or any growth & expansion activities for the year)

Business Growth (Percent Increase in Revenue from year to year)

Market Share (Percent of sales we have captured in the market)

Increase in Production Volume (Percent of Increase from year to year) or Increase in productivity yield per acreage or percent of decrease in production costs

Customer Satisfaction (Percent of customers granting a “10” approval rating) based on third party survey.

•	For Functional Executives

Decrease costs of delivery of service (e.g. freight costs, costs of loans, reduction of inventory)

Decrease turnaround time for servicing requests or processing information (e.g. number of days closing, numbers of days of accounts payables turnaround time)

Identification of ways to cut down costs on a long term basis (e.g. bunker fuel, paper, chemicals, etc.).

Implementation of new systems, processes, procedures to accomplish better efficiency, reduce current costs, provide better management information reports.

Implementation of improvements in area of accountability and responsibility that has great impact to the management of the business.

V.	Performance Incentive Rates

Performance Incentive bonuses will be paid based on a percent of pay. To start, performance incentive shall be set at 30% of base pay.

V.	Sample Performance Incentive Plan for SVP of a business region.

Performance Factor	Definition	Percent
Profitability	Return on Investment on new business acquisitions or any growth & expansion activities for the year	30% on 100% based on CAR assumptions 25% on 95% based on CAR assumptions 20% on 90% based on CAR assumptions 15% on 85% based on CAR assumptions

Business Growth	Percent Increase in Revenue from year to year	25% on 100% achievement 20% on 95% achievement 15% on 90% achievement 10% on 85% achievement

Market Share	Percent of sales we have captured in the market	20% on 100% achievement 15% on 95% achievement 10% on 90% achievement 5% on 85% achievement

Increase in Production Volume or Increase in productivity yield per acreage or percent of decrease in production costs	Percent of Increase from year to year	10% on 100% 8% on 95% 7% on 90% 6% on 85%

Customer Satisfaction based on third party survey.	Percent of customers granting a “10” approval rating	10% on 100% 8% on 95% 7% on 90% 6% on 85%

Based on above sample, if SVP is able to achieve the following:

Performance Factor	Achievement
Profitability	15%

Business Growth	10%

Market Share	5%

Increase in Production Volume or Increase in productivity yield per acreage or percent of decrease in production costs	6%

Customer Satisfaction based on third party survey.	6%
Total : 42%
Total Incentive Pay (%)	12.6% (42% of 30%)

Incentive pay will be equivalent to 12.6% of base pay.